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                                                                    Exhibit 23.3
                             HUNTLEY & HUNTLEY, INC

                            GEOLOGISTS AND ENGINEERS

L.G. HUNTLEY 1912-1970          ESTABLISHED 1912          340 MANSFIELD AVENUE
J.R. WYLIE, JR. 1927-1974                                PITTSBURGH, PA   15220
R.S. STEWART 1948-1988                                           ----
T. BARTHOLOMEW, II                                           AREA CODE 412
              1988-1994                                         920-0800
                                                               Fax Number
                                                            (412) 920-2972


                                          December 29, 1996



Mr. Richard E. Staedtler
Chief Financial Officer
Castle Energy Corporation
One Radnor Corporate Center, Suite 250
Radnor, PA   19087

Dear Mr. Staedtler:

         We hereby consent to the use of our name and reference to our report in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1996.

Sincerely,



/s/ Keith N. Mangini
--------------------------
By:  Keith N. Mangini
President
December 29, 1996